DUQUESNE LIGHT Exhibit 32.1

Certification of Chief Executive Officer Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Duquesne Light Company for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Morgan K. O’Brien, as President and Chief Executive Officer of Duquesne Light Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Duquesne Light Company.

WITNESS the due execution hereof this 14th day of November, 2003.

/s/ Morgan K. O’Brien
Morgan K. O’Brien
President and Chief Executive Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Duquesne Light Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this certification required by Section 906 has been provided to Duquesne Light Company, who will retain it and furnish a copy to the Securities and Exchange Commission or its staff upon request.

Certification of Chief Financial Officer Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Duquesne Light Company for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stevan R. Schott, as Senior Vice President and Chief Financial Officer of Duquesne Light Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Duquesne Light Company.

WITNESS the due execution hereof this 14th day of November, 2003.

/s/ Stevan R. Schott
Stevan R. Schott
Senior Vice President and Chief Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Duquesne Light Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this certification required by Section 906 has been provided to Duquesne Light Company, who will retain it and furnish a copy to the Securities and Exchange Commission or its staff upon request.